UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

July 14, 2006
Date of Report (Date of earliest event reported)

METALDYNE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12068	38-2513957
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

47659 Halyard Drive, Plymouth, Michigan 48170
(Address of principal executive offices)

(734) 207-6200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication s pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Metaldyne Corporation (the “Company”) announced on July 14, 2006 that it is seeking to refinance the approximately $200 million revolving portion of its existing approximately $575 million senior secured credit facilities to extend maturities and make certain other technical changes.

The refinancing being sought contemplates splitting the existing revolving facility into two tranches that would be approximately $200 million in the aggregate, though the specific amounts of each tranche have not yet been determined. The first tranche would be a revolving facility having terms substantially similar to the Company’s existing revolving facility and the other would be a synthetic revolving and letter of credit facility. The revolving facility and the synthetic facility will mature five years following the closing date, provided that if prior to October 1, 2009 the Company’s existing term loan facility is not refinanced or the maturity thereof is not extended beyond December 31, 2009, then the revolving facility and the synthetic facility will mature on December 31, 2009. No assurance can be given that the refinancing will be completed on these terms or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2006

METALDYNE CORPORATION

By: /s/ Jeffrey M. Stafeil
Name: Jeffrey M. Stafeil
Title: Executive Vice President
and Chief Financial Officer